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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                              ---------------------


         Date of Report (Date of earliest event reported): June 11, 2001

                                AFFYMETRIX, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    DELAWARE                    0-28218                         77-0319159
------------------       ------------------------          --------------------
(State of                (Commission File Number)            (IRS Employer
incorporation)                                             Identification No.)

        3380 Central Expressway, Santa Clara, California         95051
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           (Address of principal executive offices)            (Zip Code)

                                 (408) 731-5000
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5.   OTHER EVENTS.

On June 11, Affymetrix, Inc. (the "Company") announced that it expects to report lower than anticipated revenues and earnings for the second quarter of 2001. The Company currently estimates that slightly less than one-third of the shortfall is due to softer than planned do-it-yourself instruments sales with the remainder coming from a slowdown in the industrial GeneChip accounts where both instrument and chips sales are below the levels anticipated. The Company also reported that it expects to report a net loss for the quarter ending June 30, 2001. In addition, the Company also reported that it believes multiple market factors stemming from the current economic climate are contributing to the unanticipated weakness in orders, thereby making it increasingly difficult for the Company to predict its financial performance with certainty. The Company stated that it will provide further updates when it reports its actual financial results for the second quarter of 2001.

The Company reported that it believes that the revenue shortfall in the GeneChip business is due to consolidation activities and financial pressures on pharmaceutical companies that have led to higher inventory levels, incremental disruptions to demand caused by the mouse genome array replacement program and declines in orders from a few big customers. The Company reported that it believes that year-end budget surpluses combined with promotional programs offered in the past few quarters contributed to the increase in customer inventory levels. In addition, the initiation of new array-based studies appear to have been affected to a greater extent than anticipated by the murine array product replacement program initiated in the first quarter of 2001. The Company noted that GeneChip array and instrument sales into the academic and biotech sectors appear to be largely in line with anticipated levels, taking into account the summer seasonality of the academic and European markets.

Also negatively impacting the Company's financial performance this quarter is a more significant decline in spotted array instrumentation sales than expected through both the Company's direct and distributor sales channels. The Company stated that this decline appears to be the result of an accelerating shift away from do-it-yourself arrays in favor of pre-synthesized arrays manufactured at core labs or by commercial vendors such as Affymetrix. The Company stated that it has significantly diminished expectations for the do-it-yourself instrument business going forward and expects its spotted array business to represent a substantially smaller percentage of its product revenues in future periods than it has historically contributed.

Item 9.  Regulation FD Disclosure.

The Company expects total revenues including Perlegen revenues of approximately $3-4 million to be in the $44-50 million range for the second quarter ending on June 30, 2001. The Company expects product revenues to be in the $37-42 million range for the second quarter ending on June 30, 2001. As a result of reduced revenue expectations, the Company expects to report a net loss of $4-7 million for the quarter before non-cash, acquisition related charges. The Company does not expect further weakness in its overall business, but believes that it could be sporadic for at least the next two to three quarters.

All statements contained in the Form 8-K that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from the forward-looking statements in this Form 8-K. Such risks and uncertainties include, but are not limited to, the amount of sales completed during the remainder of the quarter, any unforeseen expenses incurred by the Company during the remainder of the quarter, any accounting adjustments made during the close of the quarter, uncertainties related to the impact of the mouse genome array replacement program, uncertainties relating to business and economic conditions in the industry, global economic conditions, changes in customer ordering patterns and variations in customer demand for products in various geographic regions, financial pressures affecting the rate at which the Company's technology is being adopted, uncertainties relating to technological approaches, product development, manufacturing, market acceptance, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Form 10-K for the year ended December 31, 2000 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AFFYMETRIX, INC.

                                    By:  /s/ VERN NORVIEL
                                       -------------------------------------
                                       Name:  Vern Norviel
                                       Title: Senior Vice President, General
                                              Counsel and Secretary

Date: June 11, 2001